                                                                   (Page 1 of 2)

                          CRANE CO. AND SUBSIDIARIES
                             EXHIBIT D TO FORM 10-K
               ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1994
                      Computation of Net Income Per Share
                      (In Thousands Except Per Share Data)

Primary                                 1994               1993            1992           1991             1990
- -------                               --------           --------        --------       --------         --------
  Income before a change in
    accounting                        $ 55,933           $ 48,893        $ 24,286       $44,993         $ 62,735

  Cumulative effect of a change
    in accounting                         -                  -              -          (22,341)(a)         -
                                      --------           --------        --------     ---------         --------

  Net Income                          $ 55,933           $ 48,893        $ 24,286       $ 22,652        $ 62,735
                                      ========           ========        ========       ========        ========


  Per common share before a change
    in accounting                     $   1.86           $  1.62          $   .79       $   1.42        $   1.96

  Cumulative effect of a change
    in accounting                          -                 -               -             (.70)(a)          -
                                      --------           -------         --------       --------        --------

  Net income per share                $   1.86           $  1.62         $    .79       $     .72       $   1.96
                                      ========           =======         ========       =========       ========

  Average number of primary
    shares                              30,146            30,217           30,845         31,628          32,057


      (a) Postretirement benefits other than pensions




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                                                    (Page 2 of 2)

                                   CRANE CO.
                       EXHIBIT D TO FORM 10-K (CONTINUED)
               ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1994

                      Computation of Net Income Per Share
                      (In Thousands Except Per Share Data)

Fully Diluted                           1994        1993        1992        1991        1990
- -------------                         --------    --------    --------    --------    --------
  Income before a change in
     accounting                       $ 55,933    $ 48,893    $ 24,286    $ 44,993    $ 62,735

  Conversion of debentures:
     Add back interest, net
     of income tax                        -             25          30          32          32
                                      --------    --------    --------    --------    --------
  Income assuming conversion of
     debentures before change in
     accounting                         55,933      48,918      24,316      45,025      62,767

  Cumulative effect of a change
     in accounting                         -           -           -       (22,341)       -
                                      --------    --------    --------    --------    --------
  Net income - assuming
     conversion of debentures         $ 55,933    $ 48,918    $ 24,316    $ 22,684    $ 62,767
                                      ========    ========    ========    ========    ========


  Income per share before a change
     in accounting                    $   1.85    $   1.61    $    .78    $   1.41    $   1.94

  Cumulative effect of a change
     in accounting                         -           -           -          (.70)(a)    -
                                      --------    --------    --------    --------    --------

  Net income                          $   1.85    $   1.61    $    .78    $    .71    $   1.94
                                      ========    ========    ========    ========    ========


  Average number of primary shares      30,146      30,217      30,845      31,628      32,057
  Add:
  Adjustment to primary shares
     for dilutive stock options
     (ending market price higher
     than average market price)             14          -           18          55          -

     Shares reserved for conversion
     of debentures                          90         187         217         231         242
                                      --------    --------    --------    --------    --------
  Total average number of
     shares                             30,250      30,404      31,080      31,914      32,299
                                      ========    ========    ========    ========    ========



    (a) Postretirement benefits other than pensions